As filed with the Securities and Exchange Commission on January 29, 2009
Investment Company Act File No. 811-21434

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 8 ☒
(Check appropriate box or boxes)

MASTER BOND LLC
(Exact Name of Registrant As Specified In Charter)

100 Bellevue Parkway
Wilmington, DE 19809
(Address of Principal Executive Offices)

(800) 441-7762
(Registrant’s Telephone Number, Including Area Code)

Donald C. Burke
Master Bond LLC
P.O. Box 9011
Princeton, New Jersey 08543-9011
(Name and Address of Agent for Service)

Copies to:

Counsel for the Master Bond LLC:

Joel H. Goldberg, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099	Howard B. Surloff, Esq. BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809

EXPLANATORY NOTE
     This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.
     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.
     Master Bond LLC (the “Master LLC”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 43 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of BlackRock Bond Fund, Inc. (“Bond Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2009, and as amended from time to time (the “Bond Fund Registration Statement”) and (b) Post-Effective Amendment No. 52 of the Registration Statement on Form N-1A (Securities Act File No. 2-49007 and Investment Company Act File No. 811-2405) of BlackRock Balanced Capital Fund, Inc. (“Balanced Capital”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2009, and as amended from time to time (the “Balanced Capital Registration Statement”). Part A of the Bond Fund Registration Statement includes the prospectus of Bond Fund. Part A of the Balanced Capital Registration Statement includes the prospectus of Balanced Capital.
     The Master LLC is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Master Bond LLC. The Master LLC consists of three portfolios: Master Total Return Portfolio (“Total Return Portfolio”), Master High Income Portfolio (“High Income Portfolio”), and Master Intermediate Term Portfolio (“Intermediate Term Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios” or, a “Fund” and, collectively, the “Funds”). High Income Portfolio and Intermediate Term Portfolio have not commenced operations. BlackRock Advisors, LLC (the “Manager”) manages the Master LLC’s investments subject to the oversight of the Board of Directors of the Master LLC.
     Bond Fund is a series fund consisting of two portfolios: Bond Fund—BlackRock Total Return Fund and Bond Fund—BlackRock High Income Fund (each, a “Series”). Bond Fund—BlackRock High Income Fund does not currently invest in the Master LLC. Bond Fund—BlackRock Total Return Fund invests all of its assets in interests of the Total Return Portfolio of the Master LLC. Balanced Capital currently invests a portion of its assets in the Total Return Portfolio of the Master LLC. Bond Fund—BlackRock Total Return Fund and Balanced Capital, and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

1

PART A
January 29, 2009
MASTER BOND LLC
Responses to items 1, 2, 3 and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.
Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.
     (a) Investment Objectives
     The primary objective of the Total Return Portfolio is to realize a total return that exceeds that of the Barclays Capital U.S. Aggregate Index. The primary objective of the High Income Portfolio is to provide shareholders with as high a level of current income as is consistent with the investment policies of such Fund. As a secondary objective, the High Income Portfolio seeks capital appreciation when consistent with its primary objective.
     (b) Implementation of Investment Objectives
     Outlined below are the main strategies each Portfolio uses in seeking to achieve its investment objectives:
     Each Portfolio invests primarily in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, convertible securities, preferred securities and government debt obligations.
     Each Portfolio normally invests more than 90% of its assets in fixed-income securities.
     Each Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, and options on futures and swaps, for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the Barclays Capital Aggregate Bond Index or the CSFB High Yield Index. Each Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.
     Other Strategies. In addition to the main strategies discussed above, each Portfolio may use certain other investment strategies.
     Under unusual market or economic conditions, each Portfolio may, for temporary defensive purposes, invest up to 100% of its net assets in U.S. government securities, certificates of deposit, bankers’ acceptances, commercial paper rated in the highest rating category by a recognized rating service, money market funds, cash or other high quality fixed-income securities that are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed-income securities. Temporary defensive positions may limit the potential for an increase in the value of a Portfolio’s shares or for a Portfolio to achieve its investment objective.
     Each Portfolio may invest uninvested cash balances in affiliated money market funds and may lend its portfolio securities.
     Each Portfolio may make short sales of securities, either as a hedge against potential declines in value of a Portfolio security or to realize appreciation when a security that the Portfolio does not own declines in value. A Portfolio will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.
     Each Portfolio may also make short sales “against the box” without limitation. In this type of short sale, at the time of the sale, a Portfolio owns or has the immediate and unconditional right to acquire the identical security at no additional cost.
HIGH INCOME PORTFOLIO
     Outlined below are the main strategies High Income Portfolio uses in seeking to achieve its investment objective.
     Under normal circumstances, the High Income Portfolio invests at least 80% of its assets in bonds that are rated in the lower rating categories by at least one of the recognized rating agencies (including Baa or lower by Moody’s Investors Service, Inc. (“Moody’s”) or BBB or lower by Standard & Poor’s (“S&P”) or Fitch Ratings (“Fitch”)), or in unrated securities that Portfolio management believes are of comparable quality. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days’ prior notice to shareholders. Securities rated below Baa or BBB are commonly known as “junk bonds.” The High Income Portfolio may invest up to 100% of its assets in junk bonds, including up to 10% of its net assets in distressed securities. The High Income Portfolio may invest in junk bonds of any duration or maturity. Junk bonds generally are less liquid and experience more price volatility than higher rated fixed-income securities. The High Income Portfolio may suffer a significant loss of expected future income or a significant loss of principal if an issuer of holding defaults.

     The High Income Portfolio may invest up to 30% of its net assets in fixed-income securities of issuers outside the United States. Portfolio management anticipates that the High Income Portfolio’s investments in foreign issuers will primarily be in issuers in Canada, Australia and the developed markets of Europe, although the High Income Portfolio may also invest in issuers in emerging markets.
     High Income Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, options on futures and swaps, both for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the CSFB High Yield Index. High Income Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.
     The High Income Portfolio may also invest up to 15% of its net assets in secondary market purchases of corporate loans.
     Other Strategies. In addition to the main strategies discussed above, High Income Portfolio may use certain other investment strategies.
     The High Income Portfolio may invest in higher rated fixed-income securities if the risk of loss of income and principal to the Portfolio may be substantially reduced with only a small decrease in yield. While the High Income Portfolio does not intend to invest in common stock or other equity securities, other than preferred securities and convertible securities, it may acquire and hold such securities in unit offerings with fixed-income securities or in connection with an amendment, waiver, or a conversion or exchange of fixed-income securities, or in connection with the bankruptcy or workout of a distressed fixed-income security, or upon the exercise of a right or warrant obtained on account of a fixed-income security.
TOTAL RETURN AND INTERMEDIATE TERM PORTFOLIOS
     Outlined below are the main strategies that the Total Return and Intermediate Term Portfolios use in seeking to achieve their investment objectives.
     The Total Return and Intermediate Term Portfolios invest primarily in investment grade fixed-income securities. The fixed-income securities in which the Total Return Portfolio and Intermediate Term Portfolio may invest include:
•	U.S. Government debt securities

•	Corporate debt securities issued by U.S. and foreign companies

•	Asset-backed securities

•	Mortgage-backed securities

•	Preferred securities issued by U.S. and foreign companies

•	Corporate debt securities and preferred securities convertible into common stock

•	Foreign sovereign debt instruments

•	Money market securities
     Under normal circumstances, the Total Return Portfolio and Intermediate Term Portfolio each invests at least 80% of its assets in bonds. This policy is a non-fundamental policy of each Portfolio and may not be changed without 60 days’ prior notice to shareholders. Each Portfolio invests primarily in fixed-income securities that are rated in the four highest rating categories by at least one of the recognized rating agencies (including Baa or better by Moody’s or BBB or better by S&P or Fitch). Securities rated in any of the four highest rating categories are known as “investment grade” securities.

     The Total Return and Intermediate Term Portfolios each may invest up to 25% of its net assets in fixed-income securities of issuers outside the United States. Portfolio management anticipates that each Portfolio’s investments in foreign securities will primarily be in issuers in Canada, the developed countries of Europe, Australia, New Zealand, and certain Caribbean countries, although the Total Return and Intermediate Term Portfolios may also invest in issuers located elsewhere, including sovereign and corporate issuers in emerging markets. Investing in emerging markets is not a primary strategy of the Total Return portfolio.
     The Total Return and Intermediate Term Portfolios each may invest in various types of mortgage-backed securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. Mortgage-backed securities frequently react differently to changes in interest rates compared to other fixed-income securities. The Total Return Portfolio may also enter into dollar rolls.
     The Total Return Portfolio may invest in fixed-income securities of any duration or maturity, while the Intermediate Term Portfolio anticipates maintaining an average remaining portfolio maturity of three to ten years, depending on market conditions.
     Fixed-income securities frequently have redemption features that permit an issuer to repurchase the security from the Total Return and Intermediate Term Portfolios at certain times prior to maturity at a specified price, which is generally the amount due at maturity. In many cases, when interest rates go down, issuers redeem fixed-income securities that allow for redemption. When an issuer redeems fixed-income securities, a Portfolio may receive less than the market value of the securities prior to redemption. In addition, the Total Return and Intermediate Term Portfolios may have to invest the proceeds in new fixed-income securities with lower yields and therefore lose expected future income.
     Each Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, options on futures and swaps, for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the Barclays Capital Aggregate Bond Index or the CSFB High Yield Index. Each Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.
     The Total Return and Intermediate Term Portfolios each may invest up to 20% of its net assets in fixed-income securities that are rated below investment grade by Moody’s, S&P or Fitch or in unrated securities of equivalent credit quality.
Investment Risks
     This section contains a summary discussion of the general risks of investing in the Portfolios. As with any fund, there can be no guarantee that any Portfolio will meet its objectives or that any Portfolio’s performance will be positive for any period of time.
     Set forth below are the main risks of investing in a Portfolio:
     Market Risk And Selection Risk—Market risk is the risk that a market in which a Portfolio invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.
     Interest Rate Risk—Interest rate risk is the risk that prices of bonds and other fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. A Portfolio may lose money if short-term or long-term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.

     Credit Risk—Credit risk is the risk that the issuer will be unable to pay interest or repay the principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness could also affect the value of a Portfolio’s investments in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Securities rated in the four highest categories (S&P (AAA, AA, A and BBB), Fitch (AAA, AA, A and BBB) or Moody’s (Aaa, Aa, A and Baa)) by the rating agencies are considered investment grade but they may also have some speculative characteristics, meaning that they carry more risk than higher rated securities and may have problems making principal and interest payments in difficult economic climates. Investment grade ratings do not guarantee that bonds will not lose value.
     Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.
     Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.
     Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.
     Currency Risk — Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund’s portfolio.
     Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
     Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.
     Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.
     Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.
     At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Fund could be liable for any losses incurred.
     Derivatives Risk — The Fund’s use of derivatives may reduce the Fund’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Fund’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately. The Fund could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Fund’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Fund’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax.
     Mortgage-Backed Securities Risk (Main Risk for Total Return Portfolio and Intermediate Term Portfolio)—Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and a Portfolio will have to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.” Extension risk may cause the average maturity of a Portfolio’s portfolio to increase.
     Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed-income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. Certain mortgage-backed securities in which a Portfolio may invest may also provide a degree of investment leverage, which could cause a Portfolio to lose all or substantially all of its investment. These securities also are subject to risk of default on the underlying mortgage, particularly during periods of economic downturn.

     Asset-Backed Securities (Main Risk for Total Return Portfolio and Intermediate Term Portfolio)—Asset-backed securities are fixed income securities that represent an interest in an underlying pool of assets, such as credit card receivables. Like traditional fixed-income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when a Portfolio reinvests the proceeds of a prepayment it may receive a lower interest rate. Asset-backed securities may also be subject to extension risk, that is, the risk that, in a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average duration of a Portfolio’s portfolio may increase. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. These securities also are subject to risk of default on the underlying assets, particularly during periods of economic downturn.
     Recent Developments with Sub-prime Mortgage Market (Total Return Portfolio and Intermediate Term Portfolio)—Certain real estate markets have experienced declines in prices and demand, most notably in the residential housing market. In addition, there have been rising delinquency rates in highly leveraged loans to weaker borrowers, specifically in the sub-prime mortgage sector, that have caused rising defaults on loans. These defaults have caused unexpected losses for loan originators and certain sub-prime lenders. The deteriorating situation with loans and lenders has led to instability in capital markets associated with securities that are linked to the sub-prime mortgage market. These events may increase the risks associated with investments in mortgage-backed and asset-backed securities.
     Junk Bonds—Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high-risk investments that may cause income and principal losses in a Portfolio. The major risks in junk bond investments include:
•	Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

•	Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on those of other higher rated fixed income securities.

•	Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

•	Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Portfolio’s securities than in the case with securities trading in a more liquid market.

•	A Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

•	The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

     Corporate Loans Risk (High Income Portfolio only)—Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (“LIBOR”) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the High Income Portfolio may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the High Income Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio becomes a member of the syndicate.
     Sovereign Debt Risk—Each Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. These investments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

     Each Portfolio also may be subject to certain other risks associated with its investments and investment strategies, including:
     Emerging Markets Risk—The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
     Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.
     Securities Lending Risk—Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.
     Leverage Risk—Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the Portfolio to greater risk and increase its costs. To mitigate leverage risk, the Portfolio management team will segregate liquid assets on the books of the Portfolio or otherwise cover the transactions. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of the Portfolio’s portfolio will be magnified when the Portfolio uses leverage.
     Distressed Securities Risk—The High Income Portfolio may invest in distressed securities. Distressed securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. Generally, the High Income Portfolio will invest in distressed securities when Portfolio management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Portfolio will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The High Income Portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale.

     The corporate loans in which the High Income Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations, they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.
     Illiquid Investments Risk—Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If a Portfolio buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.
     Restricted Securities Risk—Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.
     Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, a Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.
     Indexed and Inverse Floating Rate Securities Risk—Each Portfolio may invest in securities the potential return of which is directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. Each Portfolio may also invest in securities the return of which is inversely related to changes in an interest rate (inverse floaters). Each Portfolio may also purchase synthetically created inverse floating rate bonds evidenced by custodial on trust receipts. In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject a Portfolio to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio’s investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities and the net asset value of the Portfolio’s shares may be more volatile than if the Portfolio did not invest in such securities. Certain of these inverse floating rate investments may be presented, for financial reporting purposes, as secured borrowings by a Fund.
     Short Sales Risk—Because making short sales in securities that it does not own exposes a Portfolio to risks associated with those securities, such short sales involve speculative exposure risk. The Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which a Portfolio replaces the borrowed security. As a result, if a Portfolio makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Portfolio will realize a gain if the security declines in price between those dates. There can be no assurance that a Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although a Portfolio’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. A Portfolio may also pay transaction costs and borrowing fees in connection with short sales.

      When Issued and Delayed Delivery Securities and Forward Commitments Risk—Each Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. Each Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
      Standby Commitment Agreements Risk—Standby commitment agreements commit a Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Portfolio at the option of the issuer. Standby commitment agreements involve the risk that the security a Portfolio buys will lose value prior to its delivery to the Portfolio and will no longer be worth what the Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, a Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
     Repurchase Agreement Risk—Each Portfolio may enter into repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the seller in a repurchase agreement transaction defaults on its obligation under the agreement, a Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement.
      Investment in Other Investment Companies Risk—As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of the investment companies.
     High Portfolio Turnover Risk (Total Return Portfolio)—High portfolio turnover (more than 100%) may result in increased transaction costs to the Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of the Portfolio’s portfolio securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. These effects of higher than normal portfolio turnover may adversely affect Portfolio performance.
     (d) Portfolio Holdings.
     For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC makes its top ten holdings available on a monthly basis at www.blackrock.com generally within 12 business days after the end of the month to which the information applies.
Item 5. Management, Organization, and Capital Structure.
     (a)(1) Manager
     The Master LLC, on behalf of each Portfolio, has entered into an investment management agreement with the Manager (the “Master Investment Management Agreement”), pursuant to which the Manager receives as compensation for its services to the Portfolios, at the end of each month a fee with respect to each Portfolio. The Manager manages the Master LLC’s investments subject to the oversight of the Board of Directors of the Master LLC. Bond Fund, on behalf of each of the Series, also has an investment management agreement with the Manager (the “Feeder Investment Management Agreement”), pursuant to which the Manager receives as compensation for its services to each of the Series, at the end of each month a fee with respect to each such Series. Under the Master Investment Management Agreement and the Feeder Investment Management Agreement, the Master LLC or Bond Fund, as applicable, pays the Management fees at annual rates that decrease as the total net assets of the advised Portfolios or Series, as applicable, (that is, the Total Return Portfolio, Bond Fund—BlackRock Total Return Fund and Bond Fund—BlackRock High Income Fund) increase above certain levels. The fee rates are applied to the average daily net assets of each advised Portfolio or Series, with the reduced rates applicable to portions of the assets of each advised Portfolio or Series to the extent that the aggregate average daily net assets of the advised Portfolios or Series combined exceeds $250 million, $500 million and $750 million (each such amount being a “breakpoint level”). The portion of the assets of a Portfolio or Series to which the rate at each breakpoint level applies will be determined on a “uniform percentage” basis. The uniform percentage applicable to a breakpoint level is determined by dividing the amount of the aggregate average daily net assets of the advised Portfolios or Series combined that falls within that breakpoint level by the aggregate average daily net assets of the advised Portfolios or Series combined. The amount of the fee for a Portfolio or Series at each breakpoint level is determined by multiplying the average daily net assets of that Portfolio or Series by the uniform percentage applicable to that breakpoint level and multiplying the product by the advisory fee rate.

Aggregate average daily Net
Assets of the three
Commenced Series or the	Rate of Management Fee
Commenced Series and the	Total	High	Intermediate
Bond Fund Corresponding	Return	Income	Term
Series, as the case may be	Portfolio	Portfolio	Portfolio
Not exceeding $250 million	0.20%	0.25%	0.20%
In excess of $250 million but not more than $500 million	0.15	0.20	0.15
In excess of $500 million but not more than $750 million	0.10	0.15	0.10
In excess of $750 million	0.05	0.10	0.05
     The Manager has entered into a sub-advisory agreement with BlackRock Financial Management, Inc. (the “Sub-Adviser”), an affiliate of the Manager, under which the Manager pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the Management fees paid to the Manager under the Master Investment Management Agreement.
     For the fiscal year ended September 30, 2008, the Manager received a fee from the Total Return Portfolio at the annual rate of 0.07% of the Total Return Portfolio’s average daily net assets.
     A discussion of the basis of the Board of Directors’ most recent approval of the Master Investment Management Agreement and the sub-advisory agreement, is included in Bond Fund—BlackRock Total Return Fund’s annual shareholder report for the fiscal year ended September 30, 2008.
     The Manager was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser organized in 1994. The Manager and its affiliates had approximately $1,307 trillion in investment company and other portfolio assets under management as of December 31, 2008.
     From time to time, a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

     Conflicts of Interest—The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and PNC and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and affiliates of BlackRock, Inc.’s significant shareholder, Merrill Lynch, and its affiliates, including Bank of America Corporation (each a “BAC Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolios and their shareholders. BlackRock and its Affiliates or BAC Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the funds. BlackRock and its Affiliates or BAC Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolios. One or more Affiliates or BAC Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which a Portfolio directly and indirectly invests. Thus, it is likely that the Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or a BAC Entity performs or seeks to perform investment banking or other services. One or more Affiliates or BAC Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolios. The trading activities of these Affiliates or BAC Entities are carried out without reference to positions held directly or indirectly by the Portfolios and may result in an Affiliate or BAC Entity having positions that are adverse to those of the Portfolios. No Affiliate or BAC Entity is under any obligation to share any investment opportunity, idea or strategy with the Portfolios. As a result, an Affiliate or BAC Entity may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolios’ investment activities, therefore, may differ from those of an Affiliate or a BAC Entity and of other accounts managed by an Affiliate or a BAC Entity, and it is possible that the Portfolios could sustain losses during periods in which one or more Affiliates or BAC Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolios may, from time to time, enter into transactions in which an Affiliate or a BAC Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Portfolios. Transactions by one or more Affiliate— or BAC Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolios. The Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates or BAC Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolios may invest in securities of companies with which an Affiliate or a BAC Entity has or is trying to develop investment banking relationships or in which an Affiliate or a BAC Entity has significant debt or equity investments. The Portfolios also may invest in securities of companies for which an Affiliate or a BAC Entity provides or may some day provide research coverage. An Affiliate or a BAC Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolios or who engage in transactions with or for the Portfolios, and may receive compensation for such services. The Portfolios may also make brokerage and other payments to Affiliates or BAC Entities in connection with the Portfolios’ portfolio investment transactions.
     Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for the Master LLC to the extent that a Portfolio participates in the securities lending program. For these services, the lending agent may receive a fee from a Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Portfolio may lend its portfolio securities under the securities lending program.
     The activities of BlackRock and its Affiliates may give rise to other conflicts of interest that could disadvantage the Portfolio and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.
     (a)(2) Portfolio Managers
     The Total Return Portfolio is managed by a team of investment professionals comprised of Scott Amero, Curtis Arledge, Matthew Marra and Andrew Phillips. This team has managed the Fund’s portfolio since 2006. Mr. Arledge joined the team in 2008. The Total Return Portfolio is managed using a team approach. Messrs. Amero, Arledge, Marra and Phillips are senior members of BlackRock’s taxable fixed income management team.
     Scott Amero is a Vice Chairman and BlackRock’s Global Chief Investment Officer for Fixed Income and co-head of the Fixed Income Portfolio Management Group. He is a member of the Executive, Operating and Management Committees and Chairman of the Fixed Income Investment Strategy Group that is responsible for global fixed income strategy, asset allocation and overall management of client portfolios. In this capacity, he coordinates BlackRock’s team of portfolio managers and credit analysts who specialize in government, agency, corporate, mortgage, asset-backed and structured securities worldwide. In addition, he is a director of Anthracite Capital, Inc., BlackRock’s publicly-traded real estate investment trust.
     Curtis Arledge, Managing Director and portfolio manager, is co-head of US Fixed Income within BlackRock’s Fixed Income Portfolio Management Group. Prior to rejoining BlackRock in 2008, Mr. Arledge was with Wachovia Corporation for 12 years, most recently as Global Head of the Fixed Income Division and a member of the Corporate and Investment Bank’s (CIB) Executive and CIB Risk/Return Committees. He had oversight for various business lines in the United States, Europe and Asia, including Leveraged Finance, Investment Grade, Global Rates, Structured Products, Corporate Loan and Commercial Real Estate Portfolios and Financial Institutions Investment Banking. Earlier, he was head of Fixed Income Trading and, prior to that, head of Structured Products Trading. He joined Wachovia’s proprietary trading desk in 1996. Mr. Arledge was a founding member of Mariner Investment Group in 1993, involved in fixed income arbitrage trading. From 1988 to 1993, he was a fixed income portfolio manager with BlackRock. He began his career as an analyst with Salomon Brothers in 1987
     Matthew Marra is a Managing Director of BlackRock and is a member of BlackRock’s Fixed Income Portfolio Management Group. Mr. Marra’s primary responsibility is managing total return portfolios, with a sector emphasis on Treasury and agency securities. He also helps lead the effort to oversee the consistent implementation of investment strategies across all total return accounts. He is Co-Chairman of the Monthly Account Review Meeting, which examines performance, compliance, and operations for all client portfolios. Mr. Marra became part of the Portfolio Management Group in 1997. He joined BlackRock in 1995 as an analyst in the Portfolio Analytics Group.
     Andrew Phillips is a Managing Director of of BlackRock and is co-head of US Fixed Income within BlackRock’s Fixed Income Portfolio Management Group. Mr. Phillips’ primary responsibility is the consistent implementation of investment strategies across all total return accounts, with a sector emphasis on mortgage securities. He is Chairman of the monthly Account Review Meeting, which examines performance, compliance, and operations for all client portfolios. Mr. Phillips is also a member of the mortgage securities team and previously served as the lead sector specialist before assuming his current responsibilities.
     For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Portfolio shares, please see Part B of this Registration Statement.
     (a)(3) Legal Proceedings
     Not Applicable
     (b) Capital Stock
     Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

     Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with their pro rata interests in the Master LLC.
     Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 7 herein.
Item 6. Shareholder Information.
     (a) Pricing of Interests in the Master LLC.
     The Master LLC calculates the net asset value of its shares (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining share price for an investor in the Master LLC is the next one calculated after the investor’s purchase order is placed.
     The Master LLC’s assets are valued primarily on the basis of market quotations. Equity investments are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security is primarily traded at the time of valuation. The Master LLC values fixed income portfolio securities using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Master LLC’s Board. Certain short-term debt securities are valued on the basis of amortized cost. The Master LLC may invest in foreign securities. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Foreign securities owned by the Master LLC may trade on weekends or other days when the Master LLC does not price its shares. As a result, the Master LLC’s net asset value may change on days when you will not be able to purchase or redeem the Master LLC’s shares.
     Generally, trading in foreign securities, U.S. government securities and money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Master LLC’s shares are determined as of such times. When market quotations are not readily available or are not believed by BlackRock to be reliable, the Master LLC’s investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset is thinly traded (e.g., municipal securities and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Master LLC’s assets, that it is likely that the event will cause a material change to the last closing market price of one or more assets held by the Master LLC. Foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.
     Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Master LLC’s net asset value.
     The Master LLC may accept orders from certain authorized financial intermediaries or their designees. The Master LLC will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Master LLC after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

     (b) Purchase of Interests in the Master LLC.
     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.
     There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).
     The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.
     (c) Redemption of Interests in the Master LLC.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC’s transfer agent. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

     (d) Dividends and Distributions. Not Applicable
     (e) Frequent Purchase and Redemption of Master LLC Interests.
     The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. The Master LLC may, however, be affected by short-term trading in the Feeder Funds. See “Account Information — Short-Term Trading Policy” in Part A of Bond Fund Registration Statement and Balanced Capital Registration Statement for more information.
     (f) Tax Consequences.
     The Master LLC intends to operate as a partnership for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.
Item 7. Distribution Arrangements.
     (a) Sales Loads. Not Applicable.
     (b) 12b-1 Fees. Not Applicable.
     (c) Multiple Class and Master/Feeder Funds.
     The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.
     The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.
     A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Trust.
     The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Bond Fund Registration Statement and Balanced Capital Registration Statement under “Management of the Funds — Master/Feeder Structure.”

PART B
January 29, 2009
MASTER BOND LLC
Item 9. Cover Page and Table of Contents.
     This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Bond LLC (the “Master LLC”), dated January 29, 2009 as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC’s Part A.
     As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 43 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of BlackRock Bond Fund, Inc. (“Bond Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2009 and as amended from time to time (the “Bond Fund Registration Statement”) and (b) Post-Effective Amendment No. 52 of the Registration Statement on Form N-1A (Securities Act File No. 2-49007 and Investment Company Act File No. 811-2405) of BlackRock Balanced Capital Fund, Inc. (“Balanced Capital”), as filed with the Commission (“SEC”) on January 28, 2009 and as amended from time to time (the “Balanced Capital Registration Statement”). Part A of the Bond Fund Registration Statement includes the prospectus of Bond Fund. Part A of the Balanced Capital Registration Statement includes the prospectus of Balanced Capital. Part B of the Bond Fund Registration Statement includes the statement of additional information of Bond Fund. Part B of the Balanced Capital Registration Statement includes the statement of additional information of Balanced Capital.
     The Master LLC is part of a “master/feeder” structure. The Master LLC consists of three portfolios: Master Total Return Portfolio (“Total Return Portfolio”), Master High Income Portfolio (“High Income Portfolio”), and Master Intermediate Term Portfolio (“Intermediate Term Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). The BlackRock Total Return Fund of Bond Fund (“Bond Fund—BlackRock Total Return Fund”) will invest all of its assets in interests of the Total Return Portfolio of the Master LLC. Balanced Capital will invest a portion of its assets in the Total Return Portfolio of the Master LLC. Such funds and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

Item 10. Master LLC History.
     The Master LLC is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Master Bond LLC.
Item 11. Description of the Master LLC and Its Investments and Risks.
     The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.
     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Master LLC, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from Item 4 of the Master LLC’s Part A and the section entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Bond Fund Registration Statement.
     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Portfolio is incorporated herein by reference to the section entitled “Management and Other Service Arrangements — Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Bond Fund Registration Statement.
Item 12. Management of the Master LLC.
     (a) Management Information

     Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by BlackRock Advisors, LLC (the “Investment Adviser”) and its affiliates (“BlackRock-advised funds”) and any public directorships:

BlackRock-
	Position(s) Held			Advised Funds
Name, Address(a) and	with the Master	Term of Office(b) and	Principal Occupation	and Portfolios
Year of Birth of Director	LLC	Length of Time Served	During Past Five Years	Overseen	Public Directorships

Non-Interested Directors

James H. Bodurtha(d) (1944)	Director	Director since 2007	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey (a law firm) from 1980 to 1993.	35 registered investment companies consisting of 103 portfolios	None

Bruce R. Bond (1946)	Director	Director since 2007	Trustee and member of the Governance Committee, State Street Research mutual funds (“SSR Funds”) from 1997 to 2005, Board Member/Governance Audit and Finance Committee, Avaya Inc. (Information Technology) from 2003 to 2007.	35 registered investment companies consisting of 103 portfolios

Donald W. Burton (1944)	Director	Director since 2007	Managing General Partner of The Burton Partnership, Limited Partnership (an investment partnership) since 1979; Managing General Partner of The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration since 2001.	35 registered investment companies consisting of 103 portfolios	Knology, Inc. (telecommunications); Capital Southwest (financial).

Honorable Stuart E. Eizenstat(e) (1943)	Director	Director since 2007	Partner and Head of International Practice, Covington and Burling (law firm) from 2001 to the present. Deputy Secretary of the Treasury from 1999 to 2001; Under Secretary of State for Economic, Business and Agricultural Affairs from 1997 to 1999; Under Secretary of Commerce for International Trade from 1996 to 1997; U.S. Ambassador to the European Union from 1993 to 1996.	35 registered investment companies consisting of 103 portfolios	UPS Corporation (delivery service) Global Specialty Metallugical (metallugical industry) Alcatel-Lucent (telecommunications)

Kenneth A. Froot (1957)	Director	Director since 2007	Professor, Harvard University since 1992; Professor, Massachusetts Institute of Technology from 1986 to 1992.	35 registered investment companies consisting of 103 portfolios	None

Robert M. Hernandez(f) (1944)	Director	Director since 2007	USX Corporation (a diversified company principally engaged in energy and steel business), Director from 1991 to 2001; Vice Chairman and Chief Financial Officer from 1994 to 2001; Executive Vice President - Accounting and Finance and Chief Financial Officer from 1991 to 1994.	35 registered investment companies consisting of 103 portfolios	ACE Limited (insurance company); Eastman Chemical Company; RTI International Metals, Inc.

John F. O’Brien (1943)	Director	Director since 2007	President and Chief Executive Officer of Allmerica Financial Corporation (financial services holding company) from 1995 to 2002 and Director from 1995 to 2003; President of Allmerica Investment Management Co., Inc. (investment adviser) from 1989 to 2002, Director from 1989 to 2002 and Chairman of the Board from 1989 to 1990; President, Chief Executive Officer and Director of First Allmerica Financial Life Insurance Company from 1989 to 2002 and Director of various other Allmerica Financial companies until 2002; Director from 1989 to 2006, Member of the Governance Nominating Committee from 2004 to 2006, Member of the Compensation Committee from 1989 to 2006 and Member of the Audit Committee from 1990 to 2004 of ABIOMED; Director, Member of the Governance and Nomination Committee and Member of the Audit Committee of Cabot Corporation since 1990; Director and Member of the Audit Committee and Compensation Committee of LKQ Corporation since 2003; Lead Director of TJX Companies, Inc. since 1996; Trustee of the Woods Hole Oceanographic Institute since 2003. Director, Ameresco, Inc.(Energy Solutions Consulting & Engineering) since 2006. Director, Boston Lyric Opera since 2002.	35 registered investment companies consisting of 103 portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

Roberta Cooper Ramo (1942)	Director	Director since 2007	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc., (retail) since 2000; Director of ECMC Group (service provider to students, schools and lenders) since 2001; President, The American Law Institute, (non-profit), since 2008; Formerly President, American Bar Association from 1995 to 1996.	35 registered investment companies consisting of 103 portfolios	None

Jean Margo Reid (1945)	Director	Director since 2004	Self-employed consultant since 2001; Counsel of Alliance Capital Management (investment adviser) in 2000; General Counsel, Director and Secretary of Sanford C. Bernstein & Co., Inc. (investment adviser/broker-dealer) from 1997 to 2000; Secretary, Sanford C. Bernstein Fund, Inc. from 1994 to 2000; Director and Secretary of SCB, Inc. since 1998; Director and Secretary of SCB Partners, Inc. since 2000; and Director of Covenant House from 2001 to 2004.	35 registered investment companies consisting of 103 portfolios	None

David H. Walsh(g) (1941)	Director	Director since 2007	Director, National Museum of Wildlife Art since 2007; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming from 2006 to 2008; Trustee, University of Wyoming Foundation since 2008; Director, The American Museum of Fly Fishing since 1997; Formerly Director, The National Audubon Society from 1998 to 2005.	35 registered investment companies consisting of 103 portfolios	None

BlackRock-
	Position(s) Held			Advised Funds
Name, Address(a) and	with the Master	Term of Office(b) and	Principal Occupation	and Portfolios
Year of Birth of Director	LLC	Length of Time Served	During Past Five Years	Overseen	Public Directorships

Fred G. Weiss(h) (1941)	Director	Director since 2007	Managing Director of FGW Associates since 1997; Board member of certain BlackRock-advised funds since 1998;Vice President, Planning, Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of Michael J. Fox Foundation for Parkinson’s Research since 2000; Director Watson Pharmaceutical, Inc. (pharmaceutical company) since 1999; Director of Osmotica Holdings Corp. (a drug delivery technology company) since 2003; Director KIMC Investments, Inc. dba MedVance Institute (a chain of for-profit allied health training schools) since 2003.	35 registered investment companies consisting of 103 portfolios	Watson Pharmaceutical Inc. (pharmaceutical company).

Richard R. West (1938)	Director	Director since 2003	Professor of Finance from 1984 to 1995, Dean from 1984 to 1993 and since 1995 Dean Emeritus of New York University’s Leonard N. Stern School of Business Administration.	35 registered investment companies consisting of 103 portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s, Inc. (real estate company)

Interested Directors(i):

Richard S. Davis (1945)	Director	Director since 2007	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research mutual funds (“SSR Funds”) from 2000 to 2005; Senior Vice President, Metropolitan Life Insurance Company from 1999 to 2000; Chairman SSR Realty from 2000 to 2004.	174 registered investment companies consisting of 286 portfolios	None

Laurence D. Fink (1952)	Director	Director since 2007	Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988; Chairman of the Executive and Management Committees; formerly, Managing Director of the First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee of The Boys’ Club of New York.	35 registered investment companies consisting of 103 portfolios	BlackRock, Inc.

Henry Gabbay (1947)	Director	Director since 2007	Consultant, BlackRock since 2007; Managing Director, BlackRock, Inc. from 1989 to June, 2007; Chief Administrative Officer, BlackRock, Inc. from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007; Treasurer of certain closed-end funds in the Fund complex from 1989 to 2006.	174 registered investment companies consisting of 286 portfolios	None

(a)	Unless otherwise indicated, the address of each Director is c/o Anne Ackerley, 40 East 52nd Street, New York, NY 10022.

(b)	Each Director holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Master LLC’s by-laws, charter or statute, or until December 31 of the year in which he or she turns 72.

(c)	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s board in 2007, each Director first became a member of the Board of Directors of other legacy MLIM or legacy BlackRock Funds as follows: James H. Bodurtha, 1995; Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Kenneth A. Froot, 2005; Robert M. Hernandez, 1996; John F. O’Brien, 2005; Roberta Cooper Ramo, 1999; Jean Margo Reid, 2004; David H. Walsh, 2003; Fred G. Weiss, 1998 and Richard R. West, 1978.

(d)	Chairman of the Compliance Committee.

(e)	Chairman of Governance and Nominating Committee.

(f)	Chairman of the Board of Directors.

(g)	Chairman of the Performance Oversight Committee.

(h)	Vice-Chairman of the Board of Directors and Chairman of the Audit Committee.

(i)	Messrs. Davis and Fink are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC due to his consulting arrangement with BlackRock, Inc. as well as his ownership of BlackRock, Inc. and PNC securities.

     Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships held:

BlackRock-
	Position(s) Held			Advised Funds
Name, Address(a) and	with the Master	Term of Office(b) and	Principal Occupation	and Portfolios
Year of Birth of Director	LLC	Length of Time Served	During Past Five Years	Overseen	Public Directorships

Donald C. Burke (1960)	President and Chief Executive Officer	President and Chief Executive Officer since 2007	Managing Director of BlackRock, Inc. since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006; First Vice President of MLIM and FAM from 1997 to 2005 and Treasurer thereof from 1999 to 2006; Vice President of MLIM and FAM from 1990 to 1997; Vice President and Secretary of the I.Q. Funds since 2004.	184 registered investment companies consisting of 296 portfolios	None

Anne Ackerley (1962)	Vice President	Vice President since 2007	Managing Director of BlackRock, Inc. since 2000; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2006; Head of BlackRock’s Mutual Fund Group from 2000 to 2006; Merrill Lynch & Co., Inc. from 1984 to 1986 and from 1988 to 2000, most recently as First Vice President and Operating Officer of the Mergers and Acquisitions Group.	174 registered investment companies consisting of 286 portfolios	None

Howard B. Surloff (1965)	Secretary	Secretary since 2007	Managing Director of BlackRock Inc., and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; General Counsel (U.S.), Goldman Sachs Asset Management from 1993 to 2006.	174 registered investment companies consisting of 286 portfolios	None

Brian P. Kindelan (1959)	Chief Compliance Officer	Chief Compliance Officer since 2007	Chief Compliance Officer of the BlackRock-advised Funds since 2007; Anti-Money Laundering Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005; Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004 and Vice President and Senior Counsel thereof from 1998 to 2000; Formerly Senior Counsel of The PNC Bank Corp. from 1995 to 1998.	174 registered investment companies consisting of 286 portfolios	None

Neal J. Andrews (1966)	Chief Financial Officer	Chief Financial Officer since 2007	Managing Director of Administration and Operations Group, BlackRock, Inc. since August 2006; Senior Vice President and Line of Business Head, Fund Accounting and Administration, PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.) from 1992 to 2006.	174 registered investment companies consisting of 286 portfolios	None

Jay M. Fife (1970)	Treasurer	Treasurer since 2007	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. from 2006 to 2007; Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	174 registered investment companies consisting of 286 portfolios	None

(a)	Unless otherwise indicated, the address of each officer is 40 East 52nd Street, New York, NY 10022.

(b)	Each officer is elected by and serves at the pleasure of the Board of Directors of the Master LLC.

     (b) Board of Directors
     The Directors of the Master LLC consist of fifteen individuals, twelve of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “non-interested Directors”). The same individuals serve as Directors of Bond Fund and are sometimes referred to herein as the “non-interested Directors.” The Directors of the Master LLC are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act.
The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.
The members of the Audit Committee (the “Audit Committee”) are Fred G. Weiss (chair), Robert M. Hernandez, and Richard R. West, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended September 30, 2008, the newly constituted Audit Committee met four times.
The members of the Governance and Nominating Committee (the “Governance Committee”) are Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are non interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board compensation procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended September 30, 2008, the newly constituted Governance Committee met four times.
The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond, Roberta Cooper Ramo and Jean Margo Reid, all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the Master LLC-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law, and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended September 30, 2008, the newly constituted Compliance Committee met five times.
The members of the Performance Oversight Committee are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot, and John O’Brien, all of whom are non-interested Directors, and Richard S. Davis, who serves as an interested Director for certain other BlackRock-advised funds. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agree-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended September 30, 2008, the newly constituted Performance Oversight Committee met four times.

     Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2008 is set forth in the chart below.

	Aggregate Dollar Range	Aggregate Dollar Range of Equity
	of Equity Securities in	Securities in Supervised
Name of Director	the Master LLC[1]	Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Laurence D. Fink	None	$1 — $10,000
Henry Gabbay	None	Over $100,000

Non-Interested Directors:
James H. Bodurtha	None	Over $100,000
Bruce R. Bond	None	Over $100,000
Donald W. Burton	None	None
Stuart E. Eizenstat	None	$1 — $10,000
Kenneth A. Froot	None	Over $100,000
Robert M. Hernandez	None	Over $100,000
John F. O’Brien	None	Over $100,000
Roberta Cooper Ramo	None	Over $100,000
Jean Margo Reid	None	Over $100,000
David H. Walsh	None	Over $100,000
Fred G. Weiss	None	Over $100,000
Richard R. West	None	$50,001 — $100,000

1	The Master LLC does not sell interests to the public.
     As of January 2, 2009, the officers and Directors of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests in the Master LLC. As of December 31, 2008 none of the non-interested Directors or their immediate family members owned beneficially or of record any securities of affiliates of the Manager, the Distributor, or any person directly or indirectly controlling, controlled by, or under common control with the Manager or the Distributor.
(c) Compensation
Each Director who is a non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board are paid as compensation an additional annual retainer of $65,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance and Nominating Committee, and Performance Oversight Committee are paid as compensation an additional annual retainer of $25,000, respectively. The Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.

     The following table sets forth the compensation earned by each non-interested Director for the Master LLC’s fiscal year ended September 30, 2008 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2008.

		Estimated	Aggregate
	Compensation	Annual	Compensation
	From	Benefits	from the Master LLC
	the Master LLC	Upon	and other
Name(a)	and Bond Fund	Retirement	BlackRock-Advised Funds
James H. Bodurtha (b)	$12,562	N/A	$300,000
Bruce R. Bond	$11,159	N/A	$275,000
Donald W. Burton	$11,159	N/A	$275,000
Honorable Stuart E. Eizenstat (c)	$12,562	N/A	$300,000
Kenneth A. Froot	$10,333	N/A	$237,500
Robert M. Hernandez (d)	$14,806	N/A	$340,000
John F. O’Brien	$11,159	N/A	$275,000
Roberta Cooper Ramo	$11,159	N/A	$275,000
Jean Margo Reid	$11,743	N/A	$275,000
David H. Walsh (e)	$12,562	N/A	$300,000
Fred G. Weiss (f)	$13,964	N/A	$325,000
Richard R. West	$11,743	N/A	$275,000

(a)	With the exception of Ms. Reid and Mr. West, each of the non-interested Directors assumed office on November 1, 2007. For the number of BlackRock advised Funds from which each Director receives compensation see the Biographical Information Chart beginning on page B16.

(b)	Chairman of the Compliance Committee

(c)	Chairman of the Governance and Nominating Committee

(d)	Chairman of the Board of Directors

(e)	Chairman of the Performance Oversight Committee

(f)	Vice Chairman of the Board of Directors and Chairman of the Audit Committee
     Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer of the Master LLC on November 1, 2007. From November 1, 2007 through September 30, 2008, Mr. Kindelan received $4,278 from the Master LLC.
     (d) Sales Loads. Not Applicable.
     (e) Code of Ethics
     The Master LLC, the BlackRock Bond Fund, Inc., the Manager, the Sub-Adviser, and BlackRock Investments, Inc. (“BII”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.
     (f) Proxy Voting Policies
     Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Bond Fund and Balanced Capital Registration Statements.
Item 13. Control Persons and Principal Holders of Securities.
     As of January 14, 2009, Total Return Fund owned 73.77%, Balanced Capital owned 16.59% and Total Return Trust owned 9.64% of the outstanding interests in the Master LLC’s Total Return Portfolio.

Item 14. Investment Advisory and Other Services.
     The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.
     Information relating to the investment management and other services provided to the Master LLC by the Manager is incorporated herein by reference from Part A of the Bond Fund Registration Statement, the sub-section entitled “Management and Advisory Arrangements,” in Part I of Part B of the Bond Fund Registration Statement and from the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Bond Fund Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Bond Fund Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Sections Incorporated by Reference from Part A or Part I and/or Part II of
Form N-1A Item No.	Part B of the Bond Fund Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A — Back Cover
      BlackRock Investments, Inc. (“BII”), 40 East 52nd Street, New York NY 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FA and BII receives no compensation for acting as placement agent for the Master LLC.
Item 15. Portfolio Managers
     The Total Return Portfolio is managed by a team of investment professionals comprised of Scott Amero, Curtis Arledge, Matthew Marra and Andrew Phillips. The High Income Portfolio and the Intermediate Term Portfolio are managed by a team of investment professionals comprised of James Keenan and Kevin Booth. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of Part B of the Bond Fund Registration Statement.
Item 16. Brokerage Allocation and Other Practices.
     Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the Bond Fund Registration Statement.
Item 17. Capital Stock and Other Securities.
     The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement (“LLC Agreement”), the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, Feeder Funds would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to their investment in the Master LLC.
     The Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interests in the Master LLC. The Master LLC does not issue share certificates.
     Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.
Item 18. Purchase, Redemption and Pricing of Securities.
     The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

     (a) Purchase of Interests in the Master LLC.
     The net asset value of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for business on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
     The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of net asset value of the Master LLC.
     Portfolio securities held by the Master LLC that are traded on stock exchanges or NASDAQ Stock Market Inc., are valued at the last sale price or official close price as of the close of business on the day the securities are being valued, or, lacking any sales at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Directors. Long positions in securities traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Directors. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded in both the OTC market and on a stock exchange are valued according to the broadest and most representative market. Options written are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.
     Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.
     Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments and certain fixed-income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Master LLC are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Board of Directors or by the Investment Adviser using a pricing service and/or procedures approved by the Board of Directors.

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.
     There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).
     The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC’s transfer agent. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC’s transfer agent of a redemption request in proper form, except as provided by the rules of the SEC. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.
     (b) Fund Reorganizations. Not applicable.
     (c) Offering Price. Not Applicable.
(d) Redemption in Kind
     Shares normally will be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the 1940 Act so that the Master LLC is obligated to redeem its shares solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any of shareholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of shares of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.
     The right to redeem shares may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the SEC or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Master LLC is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders of the Master LLC.
     The Master LLC, with other investment companies advised by the Investment Adviser, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Master LLC with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.
(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not Applicable.
Item 19. Taxation of the Master LLC.
     The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Master LLC as a partnership, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.
     The Master LLC’s fiscal year end is September 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.
     It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.
     Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.
     If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Master LLC, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If it made this election, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.
     The Master LLC may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.
     The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing feeder funds that are RICs will be treated as owners of their proportionate shares of the Master LLC’s assets and income for purposes of these tests.
     The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.
     Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 20. Underwriters.
      The exclusive placement agent for the Master LLC is BII (the “Placement Agent”), an affiliate of the Manager, with offices at 40 East 52nd Street, New York, NY 10022. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.
Item 21. Calculation of Performance Data.
     Not Applicable.
Item 22. Financial Statements.
     The audited financial statements of Master Total Return Portfolio of the Master LLC, including the report of Master Total Return Portfolio of the Master LLC’s independent registered public accounting firm, are incorporated in this Part B by reference to the 2008 Annual Report of the BlackRock Total Return Fund of BlackRock Bond Fund, Inc. You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time, Monday to Friday.

PART C. OTHER INFORMATION
Item 23. Exhibits.

Exhibit
Number

1(a)	—	Certificate of Trust. (a)
(b)	—	Declaration of Trust. (a)
2(a)	—	Amended and Restated By-Laws of the Registrant. (to be filed by amendment)
(b)	—	Limited Liability Company Agreement between the Registrant and BlackRock Advisors, LLC.(p)
3	—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant (c)
4(a)	—	Investment Management Agreement between the Registrant and BlackRock Advisors, LLC. (m)
(b)	—	Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc. (m)
5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6	—	None.
7	—	Form of Custodian Agreement between the Registrant and State Street Bank and Trust Company. (d)
8(a)	—	Form of Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (n)
(b)	—	Placement Agent Agreement between the Registrant and BlackRock Investments, Inc.*
(c)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant. (a)
(d)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now BlackRock Investment Management, LLC) dated August 10, 2001. (h)
(e)	—	Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company. (b)
9	—	Not Applicable.
10	—	Not applicable.
11	—	None.
12	—	Certificate of Merrill Lynch Bond Fund, Inc. (a)
13	—	Not applicable.
14	—	Not applicable.
15(a)	—	Code of Ethics of the Registrant and the Manager. (j)
(b)	—	Code of Ethics of BlackRock Investments, Inc. (to be filed by amendment.)
16	—	Power of Attorney. (o).

(a)	Previously filed on October 1, 2003 as an exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-21434).

(b)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No.1 to the Registration Statement of BlackRock Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.

(c)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.

(d)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust on Form N-1A (File No. 33-49873) filed on October 30, 2001.

(e)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.

(f)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2001.

(g)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 13, 2002.

(h)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of BlackRock Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.

(i)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.

(j)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.

(k)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of BlackRock Bond Fund, Inc. (File No. 2-62329), filed on January 14, 2005.

(l)	Incorporated by reference to Exhibit 8(b)(6) to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of BlackRock U.S. Government Fund (File No. 2-92366), filed on December 21, 2005.

(m)	Filed on October 2, 2006, as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A.

(n)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875) filed on December 21, 2006.

(o)	Filed on February 24, 2006 as Exhibit 16 to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust (File No. 33-8058).

(p)	Filed on January 28, 2008, as an exhibit to Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.

*	Filed herewith.
Item 24. Persons Controlled By or Under Common Control With The Master LLC.
     The Registrant does not currently control and is not under common control with any other person.
Item 25. Indemnification.
     Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1(b) to this Registrant Statement), and Article IV of the Registrant’s amended and restated By-Laws Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.
     Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.
     Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:
     The Master LLC shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any

Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Master LLC Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Master LLC to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:
     (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or
     (b) the Master LLC shall be insured against losses arising by reason of any lawful advances; or
     (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:
     (i) a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the Proceedings; or
     (ii) an independent legal counsel in a written opinion.
Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:
     Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Master LLC from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Master LLC against any liability to the Master LLC to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Master LLC, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Master LLC.
     As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.
     Article IV, Section 1 of the Registrant’s Bylaws provides:
     Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     Article IV, Section 2 of the Registrant’s Bylaws further provides:
     Section 2. Mandatory Indemnification.
     (a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”); provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
     (b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.
     (c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
     (d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
     (e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.
     (f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in Section 3 of Article VII of the Charter.
     (g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     Article IV, Section 4 of the Registrant’s Bylaws further provides:
     Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.
     Article IV, Section 5 of the Registrant’s Bylaws further provides:
     Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.
     The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.
Item 26. Business and Other Connections of the Manager
     See Item 5 in Part A and Item 14 in Part B of the Master LLC’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the BlackRock Bond Fund, Inc.’s Registration Statement on Form N-1A.
Item 27. Principal Underwriters.
     (a) BlackRock Investments, Inc. (“BII”) acts as the principal underwriter or the placement agent for each of the following open-end investment companies, including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Principal Protected Trust
BlackRock Basic Value Fund, Inc.	BlackRock Series Fund, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Series, Inc.
BlackRock Bond Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock California Municipal Series Trust	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Equity Dividend Fund	BlackRock Value Opportunities Fund, Inc.
BlackRock EuroFund	BlackRock Variable Series Funds, Inc.
BlackRock Financial Institutions Series Trust	BlackRock World Income Fund, Inc.
BlackRock Focus Growth Fund, Inc.	CMA Government Securities Fund
BlackRock Focus Value Fund, Inc.	CMA Money Fund
BlackRock Fundamental Growth Fund, Inc.	CMA Multi-State Municipal Series Trust
BlackRock Funds	CMA Tax-Exempt Fund
BlackRock Funds II	CMA Treasury Fund
BlackRock Global Allocation Fund, Inc.	FDP Series, Inc.
BlackRock Global Dynamic Equity Fund	Global Financial Services Master LLC
BlackRock Global Emerging Markets Fund, Inc.	Managed Account Series
BlackRock Global Financial Services Fund, Inc.	Master Basic Value LLC
BlackRock Global Growth Fund., Inc.	Master Bond LLC
BlackRock Global SmallCap Fund, Inc.	Master Focus Growth LLC
BlackRock Global Value Fund, Inc.	Master Government Securities LLC
BlackRock Healthcare Fund, Inc.	Master Institutional Money Market LLC
BlackRock Index Funds, Inc.	Master Large Cap Series LLC
BlackRock International Value Trust	Master Money LLC
BlackRock Large Cap Series Funds, Inc.	Master Tax-Exempt LLC
BlackRock Latin America Fund, Inc.	Master Treasury LLC
BlackRock Liquidity Funds	Master Value Opportunities LLC
BlackRock Master LLC	Merrill Lynch Funds for Institutions Series
BlackRock Mid Cap Value Opportunities Series, Inc.	Merrill Lynch Ready Assets Trust
BlackRock Multi-State Municipal Series Trust	Merrill Lynch Retirement Series Trust
BlackRock Municipal Bond Fund, Inc.	Merrill Lynch U.S.A. Government Reserves
BlackRock Municipal Series Trust	Merrill Lynch U.S. Treasury Money Fund
BlackRock Natural Resources Trust	Quantitative Master Series LLC
BlackRock Pacific Fund, Inc.	Short-Term Master LLC
WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund
     BII also acts as the principal underwriter for each of the following closed-end registered investment companies:

BlackRock Multi-Strategy Hedge Advantage	BlackRock Senior Floating Rate Fund, Inc.
BlackRock Multi-Strategy Hedge Opportunities LLC	BlackRock Senior Floating Rate Fund II, Inc.
Master Senior Floating Rate LLC
     (b) Set forth below is information concerning each director and officer of BII. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BII	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	Director
Barbara Novick	Chief Executive Officer	None
John Moran	President and Managing Director	None
Anne Ackerley	Managing Director	Vice President
Donald Burke	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Francis Porcelli	Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Director	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

     (c) Not applicable.
Item 28. Location of Accounts and Records.
     All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:
     (a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.
     (b) BlackRock Investments, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).
     (c) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to their functions as previous distributors).
     (d) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as Manager).
     (e) BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).
     (f) PNC Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).
     (g) State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540 (records relating to its functions as accounting agent).
     (h) State Street Bank and Trust Company, 1776 Heritage Drive, John Adams Buildings, North Quincy, Massachusetts 02171 (records relating to its function as custodian).
Item 29. Management Services.
     Other than as set forth or incorporated by reference in Item 5 in Part A and Item 12 and Item 14 in Part B of the Master LLC’s Registration Statement, the Registrant is not a party to any management-related service contract.
Item 30. Undertakings.
     Not applicable.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 29th day of January, 2009.

Master Bond LLC (Registrant)
By:	/s/ Donald C. Burke
(Donald C. Burke, President and
Chief Executive Officer)

EXHIBIT INDEX

Exhibit
Number

8(b)	—	Placement Agent Agreement between the Registrant and BlackRock Investments, Inc.